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                                                                  Exhibit 99



                                  Contact:

                                  Infonautics, Inc.
                                  Van Morris
                                  610.902.8800
                                  vmorris@infonautics.com


                INFONAUTICS ANNOUNCES CONTINUED LISTING ON NASDAQ

COMPANY TO MOVE TO SMALLCAP MARKET; RETAINS ALLEN & COMPANY INCORPORATED AS INVESTMENT BANKER

WAYNE, Pa. (January 4, 1999) -- Infonautics, Inc. (NASDAQ: INFO), a rapidly growing Internet information company, today announced that the Nasdaq Stock Market has agreed to continue to list the Company's common stock. Trading in Infonautics shares will move from the Nasdaq National Market to the Nasdaq SmallCap Market, effective January 5, 1999. The Company will retain its symbol, INFO, and daily price quotations for its stock will continue to be available in leading financial newspapers, on-line services and many general-circulation newspapers.

The decision follows a hearing held before a Nasdaq panel last November at which the Company addressed its non-compliance with Nasdaq's net tangible asset requirements for continued listing.

Infonautics CEO Van Morris was pleased with the decision. "It's a great outcome for our shareholders and for everyone who cares about the Company's future," he said. "The SmallCap Market preserves the liquidity in our stock and is certainly an acceptable and appropriate place for us to trade right now."

Infonautics also announced today that it has retained Allen & Company Incorporated, a New York investment bank, to act as its financial advisor to explore strategic alternatives for the Company.

"Infonautics has built and continues to build real value through the growing Electric Library customer base and through the development of new services like Company Sleuth," said Mr. Morris. "But achieving an even higher degree of brand awareness and market penetration will require greater resources than we have at hand. We can think of no one better than Allen & Company to help match us with the right strategic partner or investor to take us to the next level."


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                                                                  Exhibit 99


The Company said that revenue growth continued both for the fourth quarter of 1998 and for the year ended December 31, 1998. The Company expects that cash on hand at the end of the year will be somewhat lower than the $4.8 million reported at the end of the third quarter. New sales bookings fell below expectations during the fourth quarter. The Company is taking steps to reduce operating expenses, including the reduction of approximately 20 positions, or 10 percent of its workforce, the consolidation of development and technical operations and the narrowing of its focus on certain markets. The Company is also seeking a working capital facility.

In conjunction with these actions, the Company has named Ram Mohan as Vice President and Chief Technical Officer and Alan Preston as Vice President of Human Resources.

About Infonautics

Infonautics, Inc. (NASDAQ: INFO) is a leading Internet information company that provides online information services to schools, libraries, consumers and businesses. Its award-winning Electric Library service was the first reference service of its type on the Internet, and today is one of the fastest growing electronic reference product for schools and libraries, serving more than 10,000 institutions in all 50 states. Electric Library is also one of the largest paid subscription sites on the Web with more than 60,000 paying subscribers. The Company's newest service, Company Sleuth, is a free service that uncovers hard-to-find and seemingly hidden business information on the Internet, and has tens of thousands of registered users. The Company also provides custom content-management and online archive services to major publishers and other content creators. Infonautics was founded in November 1992, and is headquartered in Wayne, PA.

INFONAUTICS and ELECTRIC LIBRARY are registered trademarks of Infonautics, Inc. or its subsidiaries. COMPANY SLEUTH is a trademark of Infonautics, Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective holders.

THIS PRESS RELEASE CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD LOOKING STATEMENTS BY THE COMPANY WITH REGARD TO ITS EXPECTATIONS AS TO ITS FINANCIAL RESULTS AND OTHER ASPECTS OF ITS BUSINESS THAT INVOLVE RISKS AND UNCERTAINTIES AND MAY CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ADDRESSED IN THE FORWARD-LOOKING STATEMENT. FACTORS THAT MAY CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, COMPLETION OF THE COMPANY'S AND ITS AUDITORS REVIEW OF THE COMPANY'S FINANCIAL RESULTS FOR THE 1998 FISCAL YEAR, THE ABILITY OF THE COMPANY TO SECURE A WORKING CAPITAL FACILITY, AND CONTINUED GROWTH IN THE COMPANY'S CUSTOMER BASE AND THE DEVELOPMENT OF NEW SERVICES. FURTHER INFORMATION ABOUT THESE AND OTHER RELEVANT RISKS AND UNCERTAINTIES MAY BE FOUND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, ALL OF WHICH ARE AVAILABLE FROM THE COMMISSION AS WELL AS OTHER SOURCES. THE COMPANY DOES NOT INTEND TO UPDATE THESE CAUTIONARY STATEMENTS OR ANY FORWARD LOOKING STATEMENTS.